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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: March 29, 2004

                             Accesspoint Corporation
             (Exact name of registrant as specified in its charter)


        Nevada                        000-29217                   95-4721385
   -----------------                  ---------                   ----------
    (State or other                  (Commission                 (IRS Employer
    jurisdiction of                  File Number)               Identification)
     incorporation)


3003 S Valley View Blvd., Ste. 190                           89102
------------------------------------------                   -----
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (702) 809-0206


                                 Not Applicable
         (Former name or former address, if changed since last report.)

================================================================================

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Item 1.  Changes in Control of Registrant

                  None.

Item 2.  Acquisition or Disposition of Assets

                  None.

Item 3.  Bankruptcy or Receivership

                  None.

Item 4.  Changes in Accountants

                  None.

Item 5.  Other Events and Regulation FD Disclosure

Accesspoint Corporation announced today that its Board of Directors has approved an agreement which facilitates the settlement of outstanding debt in excess of $1.51 million dollars. Settlements include outstanding IRS claims against its subsidiary, Processing Source International, Inc., and funds necessary to settle an approximate $800,000 legal judgment obligation to Roycap, Inc.

The funding Agreement with Merchants Billing Services, Inc., a company in which Accesspoint CEO and President, William R. Barber has a controlling interest, calls for the sale and exchange of certain e-commerce accounts and related billing software and host server, in exchange for the required cash. The Agreement allows Accesspoint to repurchase the assets with stock in Treasury, at the Company's discretion within the first twelve months.

Item 6.  Resignation of Directors

                  None.

Item 7.  Financial Statements Pro Forma Financial & Exhibits

                  None.


Item 8.  Changes In Fiscal Year

                  None.

Item 9.  Regulation FD Disclosures

                  See Items 1, 5 and 6, above.

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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 29, 2004                       Accesspoint Corporation
      ---------------

                                            By: /S/ William R. Barber
                                                ---------------------
                                                William R. Barber
                                                President

    A. EXHIBITS

                  None.